SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                       ----------------------------------


                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported): February 16, 1999

                                   ----------


                              IMC MORTGAGE COMPANY
             (Exact name of registrant as specified in its charter)




            Florida                       333-3954               59-3350574
(State or other jurisdiction of   (Commission file number)    (I.R.S. employer
 incorporation or organization)                              identification no.)



       5901 E. Fowler Avenue,
           Tampa, Florida                                              33167
(Address of principal executive offices)                            (Zip code)




       Registrant's telephone number, including area code: (813) 984-2548


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Item 4. Changes in Registrant's Certifying Accountants

        On February 16, 1999, IMC Mortgage Company (the "Company") appointed Grant Thornton LLP ("Grant Thornton") the independent accounting firm to audit the financial statements of the Company for the year ended December 31, 1998 and dismissed PriceWaterhouseCoopers LLP ("PWC"). The decision to dismiss PWC was approved by the Audit Committee of the Board of Directors on February 16, 1999.

        The Company's decision was made after discussions with and in accordance with directions by the Securities and Exchange Commission (the "SEC"). The SEC announced on January 14, 1999 that the SEC had brought and settled charges against PWC for engaging in improper professional conduct by violating SEC independence rules. The SEC issued an Order Instituting Proceedings and Opinion and Order Pursuant to Rule 102(e) of the SEC's Rules of Practice ("SEC Order") issued by the SEC under the Securities Exchange Act of 1934 (Release 40945/January 14, 1999 and Accounting and Auditing Enforcement Release No. 10981/January 14, 1999 Administration Proceedings File No. 2-9809).

        Specifically, the SEC Order details activities by a PWC Senior Tax Associate (the "Tampa Tax Associate") with securities of a company identified in the SEC Order as "Company A". Based on communications with the SEC and PWC, the Company believes that it is the company identified in the Order as "Company A". The SEC Order states that the PWC Senior Tax Associate performed preliminary work involved in transferring certain engagements for Company A from PWC's Jacksonville, Florida office to its Tampa Office. The SEC Order also states the Tampa Tax Associate did not own Company A securities while he performed services for Company A. However, his ownership of Company A securities occurred during the period that PWC was designated as Company A's public accountant.

        PWC has stated to the Company that they believe this violation had no effect on either the quality and integrity of any audit or the reliability of any opinion rendered in connection with its audit engagement with the Company. The Company also firmly believes in the quality and integrity of its financial statements as of their respective dates and in the reliability of PWC's audit opinions.

        The SEC has acknowledged that the Company had no knowledge or reason to know of PWC's lack of compliance with the SEC's independence standards. The conduct of PWC is not consistent with the standards regarding compliance with SEC regulations that the Company expects and demands from its independent public accountants.

        Before the Company became aware of the violations of the independence standards, the Company was satisfied with its relationship with PWC and, in the absence of the violations described in the SEC Order, would not have elected to replace PWC.

        PWC's reports on the Company's consolidated financial statements for 1997 and 1996 did not contain an adverse opinion or a disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope or accounting principles. During the Company's two most recent fiscal years and the period from the end of its most recent fiscal year through February 16, 1999, there were no disagreements with PWC on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which would have caused PWC to make reference to the subject matter of the disagreement in connection with its reports. In addition, during the Company's two most recent fiscal years and the period from the end of its most recent fiscal year through February 16, 1999, there have been no reportable events, as such term is defined in Item 304(a) of Regulation S-K promulgated under the Securities Act of 1933, as amended.

        During the Company's two most recent fiscal years and the subsequent interim period preceding the engagement of Grant Thornton, neither the Company nor anyone on its behalf consulted Grant Thornton regarding (i) the application of accounting principles to a specific completed or proposed transaction, or the type of audit opinion that might be rendered on the Company's financial statements, which consultation resulted in the providing of a written report or oral advice concerning the same to the Company that Grant Thornton concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement (as defined in Rule 304(a)(1)(iv) of Regulation S-K ("Regulation S-K") promulgated under the Securities Act of 1933, as amended) or a reportable event (as defined in Rule 304(a)(1)(v) of Regulation S-K).

        The Company is providing PWC with a copy of this Current Report on Form 8-K (the "Report") on the date hereof. The Company will request PWC to furnish the Company as promptly as possible with a letter addressed to the SEC stating whether it agrees with the statements made by the Company in this Report and, if not, stating the respects in which it does not agree. A copy of such letter will be filed with the SEC within two business days after it is received.


Item 7.  Financial Statements, Pro Forma Financial Information
                and Exhibits.

(c)            Exhibits

               None



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


                                       SIGNATURE
        Pursuant to the requirements of the Securities Exchange Act of 1934, IMC Mortgage Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



Date:   February 23, 1999               IMC MORTGAGE COMPANY


                                        By: /s/ Thomas G. Middleton
                                           -----------------------------------
                                        Thomas G. Middleton
                                        President, Chief Operating Officer and
                                        Assistant Secretary


                                        By: /s/ Stuart D. Marvin
                                           -----------------------------------
                                        Stuart D. Marvin
                                        Chief Financial Officer




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